EXHIBIT 4.2

          AMCOL INTERNATIONAL CORPORATION 1998 LONG-TERM INCENTIVE PLAN

1.   Preamble.

     AMCOL International Corporation, a Delaware corporation (the "Company"), hereby establishes the AMCOL International Corporation 1998 Long-Term Incentive Plan (the "Plan") as a means whereby the Company may, through awards of (i) incentive stock options ("ISOs") within the meaning of Section 422 of the Code,
(ii) non-qualified stock options ("NSOs"), (iii) stock appreciation rights ("SARs"), and (iv) restricted stock ("Restricted Stock"):

     (a) provide officers, directors and employees who have substantial responsibility for the direction and management of the Company with additional incentive to promote the success of the Company's business;

     (b)  encourage such persons to remain in the service of the Company; and

     (c)  enable such persons to acquire proprietary interests in the Company.

     The provisions of this Plan do not apply to or affect any option, stock, stock appreciation right, restricted stock or phantom stock heretofore or hereafter granted under any other stock plan of the Company, and all such options, stock, stock appreciation rights, restricted stock or phantom stock shall be governed by and subject to the applicable provisions of the plan under which they were or will be granted.

     2.   Definitions and Rules of Construction.

          2.01 "Award" means the grant of Options, SARs and/or Restricted Stock to a Participant.

          2.02 "Award Date" means the date upon which an Option, SAR or Restricted Stock is awarded to a Participant under the Plan.

          2.03 "Board" or "Board of Directors" means the board of directors of the Company.

          2.04 "Code" means the Internal Revenue Code of 1986, as amended from time to time or any successor thereto.

          2.05 "Committee" means two (2) or more directors elected by the Board of Directors from time to time; provided, however, that in the absence of an election by the Board, the Committee shall mean the Compensation Committee of the Board of Directors.

          2.06 "Common Stock" means common sock of the Company, par value $.01 per share.

          2.07 "Company" means AMCOL International Corporation, a Delaware corporation, and any successor thereto.

          2.08 "Exchange Act" shall mean the Securities Exchange Act of 1934, as it exists now or from time to time may hereafter be amended.

          2.09 "Fair Market Value" as of any date means the closing sale price for the Common Stock as of the close of business on that day (as reported by the Nasdaq Stock Market System or any securities exchange or automated quotation system of a registered securities association on which the Common Stock is then traded or quoted).
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          2.10 "ISO"  means an  incentive  stock  option  within the  meaning of
               Section 422 of the Code.

          2.11 "NSO" means a non-qualified stock option, which is not intended to qualify under Section 422 of the Code.

          2.12 "Option" means the right of a Participant, whether granted as an ISO or an NSO, to purchase a specified number of shares of Common Stock, subject to the terms and conditions of the Plan.

          2.13 "Option Price" means the price per share of Common Stock at which an Option may be exercised.

          2.14 "Participant" means an individual to whom an Award has been granted under the Plan.

          2.15 "Plan" means the AMCOL International Corporation 1998 Long-Term Incentive Plan, as set forth herein and from time to time amended.

          2.16 "Restricted   Stock"  means  the  Common   Stock   awarded  to  a
               Participant pursuant to Section 8 of this Plan.

          2.17 "SAR" means a stock appreciation right issued to a Participant pursuant to Section 9 of this Plan.

          2.18 "Subsidiary" means any entity of which the Company owns or controls more than 50 percent of (i) the outstanding capital stock, or (ii) the combined voting power of all classes of stock.

          2.19 Rules of Construction:

               2.19.1 Governing Law. The construction and operation of this Plan are governed by the laws of the State of Illinois.

               2.19.2  Undefined  Terms.  Unless the  context  requires  another meaning, any term not specifically defined in this Plan is used in the sense given to it by the Code.

               2.19.3 Headings. All headings in this Plan are for reference only and are not to be utilized in construing the Plan.

               2.19.4  Conformity  with  Section 422. Any ISOs issued under this
                    Plan are intended to qualify as incentive stock options described in Section 422 of the Code, and all provisions of the Plan relating to ISOs shall be construed in conformity with this intention. Any NSOs issued under this Plan are not intended to qualify as incentive stock options described in
                    Section 422 of the Code, and all provisions of the Plan relating to NSOs shall be construed in conformity with this intention.

               2.19.5  Gender.  Unless  clearly  inappropriate,   all  nouns  of
                    whatever gender refer indifferently to persons or objects of any gender.

               2.19.6  Singular  and  Plural.   Unless  clearly   inappropriate,
                    singular terms refer also to the plural and vice versa.

               2.19.7 Severability.  If any provision of this Plan is determined to be illegal or invalid for any reason, the remaining provisions are to continue in full force and effect and to be construed and enforced as if the illegal or invalid provision did not exist, unless the continuance of the Plan in such circumstances is not consistent with its purposes.

3.   Stock Subject to the Plan.

     Except as otherwise provided in Section 12, the aggregate number of shares of Common Stock with respect to which Awards may be granted through this Plan may not exceed 1,900,000 shares. If any Awards shall terminate or expire as to any number of shares, new Awards may thereafter be awarded with respect to such shares. The aggregate number of shares of Common Stock with respect to which Awards may be granted to any Participant in any calendar year may not exceed 100,000 shares.

4.   Administration.

     The Committee shall administer the Plan. All determinations of the Committee are made by a majority vote of its members. The Committee's determinations are final and binding on all Participants. In addition to any other powers set forth in this Plan, the Committee has the following powers:

     (a)  to construe and interpret the Plan;

     (b) to establish, amend and rescind appropriate rules and regulations relating to the Plan;

     (c) subject to the terms of the Plan, to select the individuals who will receive Awards, the times when they will receive them, the number of Options, Restricted Stock and/or SARs to be subject to each Award, the Option Price, the vesting schedule (including any performance targets to be achieved in connection with the vesting of any Award), the expiration date applicable to each Award and other terms and provisions and restrictions of the Awards (which need not be identical) and to amend or modify any of the terms of outstanding Awards;

     (d) to contest on behalf of the Company or Participants, at the expense of the Company, any ruling or decision on any matter relating to the Plan or to any Awards;

     (e) generally, to administer the Plan, and to take all such steps and make all such determinations in connection with the Plan and the Awards granted thereunder as it may deem necessary or advisable; and

     (f) to determine the form in which tax withholding under Section 15 of this Plan will be made (i.e., cash, Common Stock or a combination thereof).

5.   Eligible Participants.

     Present and future directors, officers and employees of the Company shall be eligible to participate in the Plan. The Committee from time to time shall select those officers, directors and employees of the Company and any Subsidiary or affiliate of the Company who shall be designated as Participants and shall designate in accordance with the terms of the Plan the number, if any, of ISOs, NSOs, SARs and shares of Restricted Stock or any combination thereof, to be awarded to each Participant.

6.   Terms and Conditions of Non-Qualified Stock Options.

     Subject to the terms of the Plan, the Committee, in its discretion, may award an NSO to any Participant. Each NSO shall be evidenced by an agreement, in such form as is approved by the Committee, and except as otherwise provided by the Committee in such agreement, each NSO shall be subject to the following express terms and conditions, and to such other terms and conditions, not inconsistent with the Plan, as the Committee may deem appropriate:

     6.01 Option Period. Each NSO will expire as of the earliest of:

          (i) the date on which it is forfeited under the provisions of Section 11.1;

          (ii) ten (10) years from the Award Date;

          (iii)three  (3)  months  after  the   Participant's   termination   of
               employment with the Company and its parent and Subsidiaries or service on the Board for any reason other than for cause, death, total and permanent disability or retirement;

          (iv) immediately upon the Participant's termination of employment with the Company and its parent and Subsidiaries or service on the Board for cause;

          (v) twelve (12) months after the Participant's death or total and permanent disability;

          (vi) sixty (60) months after the Participant's termination of employment with the Company and its parent and Subsidiaries or service on the Board on account of retirement on or after age sixty-five (65); or

          (vii)any other date specified by the Committee when the NSO is granted.

     6.02 Option Price. At the time granted, the Committee shall determine the Option Price of any NSO, which shall not be less than eighty-five percent (85%) of the Fair Market Value of the Common Stock subject to the NSO on the Award Date and in the absence of such determination, the Option Price shall be one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the NSO on the Award Date.

     6.03 Vesting. Unless otherwise determined by the Committee and set forth in the Award agreement, NSO Awards shall vest in accordance with Section 11.1; provided, that in no event shall an NSO granted to a Participant who is subject to Section 16 of the Exchange Act be exercisable earlier than six (6) months from the Award Date.

     6.04 Other Option Provisions. The form of NSO authorized by the Plan may contain such other provisions as the Committee may from time to time determine.

7.   Terms and Conditions of Incentive Stock Options

     Subject to the terms of the Plan, the Committee, in its discretion, may award an ISO to any employee Participant. The aggregate fair market value of the Common Stock covered by ISOs granted under the Plan or any other stock option plan of the Company or any subsidiary or parent of the Company that become exercisable for the first time by any employee in any calendar year shall not exceed $100,000. The aggregate fair market value will be determined at the Award Date. Each ISO shall be evidenced by an agreement, in such form as is approved by the Committee, and except as otherwise provided by the Committee, each ISO shall be subject to the following express terms and conditions and to such other terms and conditions, not inconsistent with the Plan, as the Committee may deem appropriate:

     7.01 Option Period. Each ISO will expire as of the earliest of:

          (i) the date on which it is forfeited under the provisions of Section 11.1;

          (ii) ten (10)  years  from the  Award  Date,  except  as set  forth in
               Section 7.02 below;

          (iii)immediately upon the Participant's termination of employment with the Company and any parent and Subsidiary of the Company for cause;

          (iv) three (3) months after the Participant's termination of employment with the Company and any parent and Subsidiary of the Company for any reason other than for cause or death or total and permanent disability;

          (v) twelve (12) months after the Participant's death or total and permanent disability; or

          (vi) any other date (within the limits of the Code) specified by the Committee when the ISO is granted.

Notwithstanding the foregoing provisions granting discretion to the Committee to determine the terms and conditions of ISOs, such terms and conditions shall meet the requirements set forth in Section 422 of the Code or any successor thereto.

     7.02 Option Price and Expiration. The Option Price of any ISO shall be determined by the Committee at the time an ISO is granted, and shall be no less than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the ISO on the Award Date; provided, however, that if an ISO is granted to a Participant who, immediately before the grant of the ISO, beneficially owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or its parent or subsidiary corporations, the Option Price shall be at least one hundred ten percent (110%) of the Fair Market Value of the Common Stock subject to the ISO on the Award Date and in such cases, the exercise period specified in the Option agreement shall not exceed five (5) years from the Award Date.

     7.03 Vesting. Unless otherwise determined by the Committee and set forth in the Award agreement, ISO Awards shall vest in accordance with Section 11.1; provided that in no event shall an ISO granted to a Participant who is subject to Section 16 of the Exchange Act be exercisable earlier than six (6) months from the Award Date.

     7.04 Other Option Provisions. The form of ISO authorized by the Plan may contain such other provisions as the Committee may, from time to time, determine; provided, however, that such other provisions may not be inconsistent with any requirements imposed on incentive stock options under Code Section 422 and related Treasury regulations.

8.   Terms and Conditions of Restricted Stock Awards.

     Subject to the terms of the Plan, the Committee, in its discretion, may award Restricted Stock to any Participant at no additional cost to the Participant. Each Restricted Stock Award shall be evidenced by an agreement, in such form as is approved by the Committee, and all shares of Common Stock awarded to Participants under the Plan as Restricted Stock shall be subject to the following express terms and conditions and to such other terms and conditions, not inconsistent with the Plan, as the Committee shall deem appropriate:

     (a)  Restricted  Period.  Shares of  Restricted  Stock  awarded  under this
          Section 8 may not be sold, assigned, transferred, pledged or otherwise encumbered before they vest.

     (b) Vesting. Restricted Stock Awards under this Section 8 shall vest in accordance with Section 11.2.

     (c) Certificate Legend. Each certificate issued in respect of shares of Restricted Stock awarded under this Section 8 shall be registered in the name of the Participant and shall bear the following (or a similar) legend until such shares have vested:

               "The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) relating to Restricted Stock contained in
               Section 8 of the AMCOL International Corporation 1998 Long-Term Incentive Plan and an Agreement entered into between the registered owner and AMCOL International Corporation. Copies of such Plan and Agreement are on file at the principal office of AMCOL International Corporation."

9.   Terms and Conditions of Stock Appreciation Rights.

     The Committee may, in its discretion, grant a SAR to any Participant under the Plan. Each SAR shall be evidenced by an agreement between the Company and the Participant, and may relate to and be associated with all or any part of a specific ISO or NSO. A SAR shall entitle the Participant to whom it is granted the right, so long as such SAR is exercisable and subject to such limitations as the Committee shall have imposed, to surrender any then exercisable portion of his SAR and, if applicable, the related ISO or NSO, in whole or in part, and receive from the Company in exchange, without any payment of cash (except for applicable employee withholding taxes), that number of shares of Common Stock having an aggregate Fair Market Value on the date of surrender equal to the product of (i) the excess of the Fair Market Value of a share of Common Stock on the date of surrender over the Fair Market Value of the Common Stock on the date the SARs were issued, or, if the SARs are related to an ISO or an NSO, the per share Option Price under such ISO or NSO on the Award Date, and (ii) the number of shares of Common Stock subject to such SAR, and, if applicable, the related ISO or NSO or portion thereof which is surrendered.

     A SAR granted in conjunction with an ISO or NSO shall terminate on the same date as the related ISO or NSO and shall be exercisable only if the Fair Market Value of a share of Common Stock exceeds the Option Price for the related ISO or NSO, and then shall be exercisable to the extent, and only to the extent, that the related ISO or NSO is exercisable. The Committee may at the time of granting any SAR add such additional conditions and limitations to the SAR as it shall deem advisable, including, but not limited to, limitations on the period or periods within which the SAR shall be exercisable and the maximum amount of appreciation to be recognized with regard to such SAR. If a Participant is subject to Section 16(a) and Section 16(b) of the Exchange Act, the Committee may at any time add such additional conditions and limitations to such SAR which, in its discretion, the Committee deems necessary or desirable to comply with such Section 16(a) or Section 16(b) and the rules and regulations issued thereunder, or to obtain any exemption therefrom. Any ISO or NSO or portion thereof which is surrendered with an SAR shall no longer be exercisable. An SAR that is not granted in conjunction with an ISO or NSO shall terminate on such date as is specified by the Committee in the SAR agreement and shall vest in accordance with Section 11.2. The Committee, in its sole discretion, may allow the Company to settle all or part of the Company's obligation arising out of the exercise of an SAR by the payment of cash equal to the aggregate Fair Market Value of the shares of Common Stock which the Company would otherwise be obligated to deliver.

10.  Manner of Exercise of Options.

     To exercise an Option in whole or in part, a Participant (or, after his death, his executor or administrator) must give written notice to the Committee, stating the number of shares with respect to which he intends to exercise the Option. The Company will issue the shares with respect to which the Option is exercised upon payment in full of the Option Price. The Committee may permit the Option Price to be paid in cash or shares of Common Stock held by the Participant having an aggregate Fair Market Value, as determined on the date of delivery, equal to the Option Price. The Committee may permit a Participant to elect to pay the Option Price upon the exercise of an Option by authorizing a third party to sell shares of Common Stock (or a sufficient portion of the shares) acquired upon exercise of the Option and remit to the Company a sufficient portion of the sale proceeds to pay the entire Option Price and any tax withholding resulting from such exercise. The Committee may also permit the Option Price to be paid by any other method permitted by law, including by delivery to the Committee from the Participant of an election directing the Company to withhold the number of shares of Common Stock from the Common Stock otherwise due upon exercise of the Option having an aggregate Fair Market Value on that date equal to the Option Price. If a Participant pays the Option Price with shares of Common Stock which were received by the Participant upon exercise of one or more ISOs, and such Common Stock has not been held by the Participant for at least the greater of:

     (a)  two (2) years from the date the ISOs were granted; or

     (b) one (1) year after the transfer of the shares of Common Stock to the Participant;

the use of the shares shall constitute a disqualifying disposition and the ISO underlying the shares used to pay the Option Price shall no longer satisfy all of the requirements of Code Section 422.

11.  Vesting.

     11.1 Options. A Participant may not exercise an Option until it has become vested. The portion of an Award of Options that is vested depends upon the period that has elapsed since the Award Date. The following schedule applies to any Award of Options under this Plan unless the Committee establishes a different vesting schedule on the Award Date:

          Number of Years Since Award Date            Vested Percentage

          Fewer than two                                     None
          Two but fewer than three                            40%
          Three but fewer than four                           60%
          Four but fewer than five                            80%
          Five or more                                       100%

     Notwithstanding anything herein to the contrary, however, all Awards will become vested and exercisable upon the effective date of a "change in control" and will remain exercisable during the 30 days following the effective date of the change in control. As used in this paragraph, the term "change in control" means the change in the legal or beneficial ownership of 51% of the outstanding shares of Common Stock of the Company within a six-month period, other than by death or operation of law, or the sale of 90% or more of the assets of the Company within the six-month period.

     If a Participant's employment with the Company or service on the Board is terminated due to: (i) retirement on or after his sixty-fifth (65th) birthday;
(ii) retirement on or after his fifty-fifth (55th) birthday with consent of the Company; (iii) total and permanent disability as determined by the Company; (iv) death; or (v) a change in control of the Company (as determined by the Committee), the Committee may, in its discretion, accelerate vesting. Unless the Committee otherwise provides in the Award agreement, if a Participant's employment with or service to the Company terminates for any other reason, any Awards that are not yet vested are forfeited. A transfer from the Company to a Subsidiary or affiliate, or vice versa, is not a termination of employment for purposes of this Plan. The Committee shall be entitled to make such rules, regulations and determinations as it deems appropriate in respect of any leave of absence taken by a Participant. Without limiting the generality of the foregoing, the Committee shall be entitled to determine (i) whether or not a Participant's leave of absence shall constitute a termination of employment within the meaning of the Plan and (ii) the impact, if any, of any such leave of absence on Awards granted to such Participant. Unless otherwise determined by the Committee in its sole discretion, a Participant shall be considered to have terminated employment if his or her employer ceases to be an affiliate of the Company, even if he or she continues to be employed by such employer.

     11.2 Restricted Stock and SARs. The Committee shall establish the vesting schedule to apply to any Award of Restricted Stock or SAR that is not associated with an ISO or NSO granted under the Plan to a Participant, and in the absence of such a vesting schedule, such Award shall vest according to the vesting schedule set forth in Section 11.1. In no event, however, will a SAR or Restricted Stock Award granted to a Participant who is subject to Section 16 of the Exchange Act be exercisable until at least six (6) months from its Award Date.

     If a Participant's employment with the Company or service on the Board is terminated due to: (i) retirement on or after his sixty-fifth (65th) birthday;
(ii) retirement on or after his fifty-fifth (55th) birthday with consent of the Company; (iii) total and permanent disability as determined by the Company; (iv) death; or (v) a change in control of the Company (as determined by the Committee), the Committee may, in its discretion, accelerate vesting. Unless the Committee otherwise provides in the Award agreement, if a Participant's employment with or service to the Company is terminated for any other reason, any Awards that are not yet vested are forfeited. A transfer from the Company to a Subsidiary or affiliate, or vice versa, is not a termination of employment for purposes of this Plan.

12.  Adjustments to Reflect Changes in Capital Structure.

     If there is any change in the corporate structure or shares of the Company, the Committee may make any adjustments necessary to prevent accretion, or to protect against dilution, in the number and kind of shares authorized by the Plan and, with respect to outstanding Awards, in the number and kind of shares covered thereby and in the applicable Option Price. For the purpose of this
Section 12, a change in the corporate structure or shares of the Company includes, without limitation, any change resulting from a recapitalization, stock split, stock dividend, consolidation, rights offering, separation, reorganization, or liquidation and any transaction in which shares of Common Stock are changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or another corporation.

13.  Nontransferability of Awards.

     ISOs are not transferable, voluntarily or involuntarily, other than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code. During a Participant's lifetime, his ISOs may be exercised only by him. All other Awards granted pursuant to this Plan are transferable by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code, or in the Committee's discretion after vesting.

14.  Rights as Shareholder.

     No Common Stock may be delivered upon the exercise of any Option until full payment has been made. A Participant has no rights whatsoever as a shareholder with respect to any shares covered by an Option until the date of the issuance of a stock certificate for the shares.

15.  Withholding Tax.

     The Committee may, in its discretion and subject to such rules as it may adopt, permit or require a Participant to pay all or a portion of the federal, state and local taxes, including FICA and Medicare withholding tax, arising in connection with any Awards by (i) having the Company withhold shares of Common Stock, (ii) tendering back shares of Common Stock received in connection with such Award or (iii) delivering other previously acquired shares of Common Stock having a Fair Market Value approximately equal to the amount to be withheld.

16.  No Right to Employment.

     Participation  in the Plan  will not  give  any  Participant  a right to be
retained   as  an  employee  or  director  of  the  Company  or  its  parent  or
Subsidiaries, or any right or claim to any benefit under the Plan, unless the right or claim has specifically accrued under the Plan. Nothing contained in the Plan, or in any Award granted pursuant to the Plan, nor in any Agreement made pursuant to the Plan, shall interfere in any way with the right of the Company or its parent or Subsidiaries to terminate the Participant's employment at will or change the Participant's compensation at any time.

17.  Amendment of the Plan.

     The Board of Directors may from time to time amend or revise the terms of this Plan in whole or in part and may, without limitation, adopt any amendment deemed necessary; provided, however, that no change in any Award previously granted to a Participant may be made that would impair the rights of the Participant without the Participant's consent.

18.  Shareholder Approval.

     Operation of the Plan shall be subject to approval by the shareholders of the Company within twelve months before or after the date the Plan is adopted by the Board of Directors. If such shareholder approval is obtained at a duly held shareholders' meeting, it may be obtained by the affirmative vote of the holders of a majority of the shares of the Company present at the meeting or represented and entitled to vote thereon. The approval of such shareholders of the Company shall be solicited substantially in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder.

19.  Conditions Upon Issuance of Shares.

     An Option shall not be exercisable and a share of Common Stock shall not be issued pursuant to the exercise of an Option, and Restricted Stock shall not be awarded until such time as the Plan has been approved by the shareholders of the Company and unless the award of Restricted Stock, exercise of such Option and the issuance and delivery of such share pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange or national securities association upon which the shares of Common Stock may then be listed or quoted, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

     As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the shares of Common Stock are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law.

20.  Assumption of Awards by the Company.

     The Company, from time to time, also may substitute or assume outstanding awards granted by another company, whether in connection with an acquisition of such other company or otherwise, by either (a) granting an Award under the Plan in substitution of such other company's award, or (b) assuming such award as if it had been granted under the Plan if the terms of such assumed award could be applied to an Award granted under the Plan. Such substitution or assumption shall be permissible if the holder of the substituted or assumed award would have been eligible to be granted an Award under the Plan if the other company had applied the rules of the Plan to such grant. In the event the Company assumes an award granted by another company, the terms and conditions of
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such award shall remain unchanged (except that the exercise price and the number and nature of Shares issuable upon exercise of any such option will be adjusted appropriately pursuant to Section 424(a) of the Code). In the event the Company elects to grant a new Award rather than assuming an existing option, such new Award may be granted with a similarly adjusted exercise price.

21.  Effective Date and Termination of Plan.

     21.01Effective Date. This Plan is effective as of the date of its adoption by the Board of Directors; provided, however, that the Plan and any Awards granted hereunder shall be null and void if shareholder approval is not obtained within twelve months of the date of such adoption.

     21.02Termination of the Plan. The Plan will terminate ten (10) years after the date it is approved by the Board of Directors; provided, however, that the Board of Directors may terminate the Plan at any time prior thereto with respect to any shares that are not then subject to Awards. Termination of the Plan will not affect the rights and obligations of any Participant with respect to Awards granted before termination.